Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

September 2009 Performance Update

The Frontier Fund Supplement Dated October 9, 2009 to Prospectus Dated May 26, 2009

The Frontier Fund Class 1 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

September performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	September 30, 2009	September 30, 2009	NAV / Unit
	MTD	YTD
Balanced Series-1	1.99%	-2.17%	$122.45
Balanced Series-1a	1.94%	-2.57%	$109.21
Campbell/Graham/Tiverton Series-1	3.11%	-4.75%	$105.29
Currency Series-1	2.30%	-12.80%	$83.87
Long/Short Commodity Series-1	1.09%	9.79%	$110.22
Winton/Graham Series-1	3.67%	-4.51%	$110.94
Winton Series-1	2.69%	-9.42%	$118.12
Long Only Commodity Series-1	4.25%	12.50%	$79.09
Managed Futures Index Series-1	-0.93%	-10.93%	$117.73

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of September 30, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$8,629,852.95
Unrealized trading gain/(loss)			(1,430,444.16)
Less: commissions			(276,899.31)
Less: FCM fees			(91,103.01)
Foreign currency gain/(loss)			16,244.39
Interest income			62,115.03

Total Income			6,909,765.89

EXPENSES

Management fees			57,379.57
Incentive fees			197,772.76
Broker service fees			742,172.42

Total Expenses			997,324.75

Net Income (Loss)			$5,912,441.14

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,484,342.05966	$298,278,727.57	120.06
Current month additions	534.54339	65,078.99
Current month redemptions	(15,571.02184)	(1,890,005.57)
Net Income (loss) for current month		5,912,441.14

Net Asset Value, end of current month	2,469,305.58121	$302,366,242.13	122.45

	Monthly rate of return		1.99%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$294,856.18
Unrealized trading gain/(loss)			(49,189.57)
Less: commissions			(9,441.57)
Less: FCM fees			(3,108.00)
Foreign currency gain/(loss)			550.14
Interest income			10,450.69

Total Income			244,117.87

EXPENSES

Trading Fee			13,501.98
Management fees			2,118.45
Incentive fees			6,714.16
Broker service fees			25,326.96

Total Expenses			47,661.55

Net Income (Loss)			$196,456.32

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	95,234.08812	$10,202,897.56	107.13
Current month additions	13.32387	1,448.32
Current month redemptions	(2,494.01500)	(271,350.88)
Net Income (loss) for current month		196,456.32

Net Asset Value, end of current month	92,753.39699	$10,129,451.32	109.21

	Monthly rate of return		1.94%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,879,523.95
Unrealized trading gain/(loss)			878,728.93
Less: commissions			(26,709.18)
Less: FCM fees			(29,045.45)
Foreign currency gain/(loss)			2,901.88
Interest income			18,620.41

Total Income			2,724,020.54

EXPENSES

Management fees			170,827.90
Incentive fees			190,993.64
Broker service fees			175,920.76

Total Expenses			537,742.30

Net Income (Loss)			$2,186,278.24

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	690,047.40186	$70,464,404.72	102.12
Current month additions	101.53423	10,593.60
Current month redemptions	(8,197.26350)	(856,710.35)
Net Income (loss) for current month		2,186,278.24

Net Asset Value, end of current month	681,951.67259	$71,804,566.21	105.29

	Monthly rate of return		3.11%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(23,573.74)
Unrealized trading gain/(loss)			266,026.50
Less: FCM fees			(3,772.83)
Interest income			2,403.23

Total Income			241,083.16

EXPENSES

Management fees			4,833.33
Incentive fees			832.96
Broker service fees			22,972.48

Total Expenses			28,638.77

Net Income (Loss)			$212,444.39

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	114,360.72485	$9,375,949.03	81.99
Current month additions	81.97904	6,718.20
Current month redemptions	(3,825.57060)	(317,328.19)
Net Income (loss) for current month		212,444.39

Net Asset Value, end of current month	110,617.13329	$9,277,783.43	83.87

	Monthly rate of return		2.30%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,044,860.54
Unrealized trading gain/(loss)			(1,116,199.19)
Less: commissions			(60,855.59)
Less: FCM fees			(18,776.92)
Foreign currency gain/(loss)			(1,105.78)
Interest income			62,535.57

Total Income			910,458.63

EXPENSES

Management fees			172,337.53
Incentive fees			117,166.88
Broker service fees			113,928.22

Total Expenses			403,432.63

Net Income (Loss)			$507,026.00

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	425,192.23261	$46,358,639.25	109.03
Current month additions	105.93412	11,670.94
Current month redemptions	(9,488.40485)	(1,048,156.51)
Net Income (loss) for current month		507,026.00

Net Asset Value, end of current month	415,809.76188	$45,829,179.68	110.22

	Monthly rate of return		1.09%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,374,301.60
Unrealized trading gain/(loss)			886,727.58
Less: commissions			(24,569.88)
Less: FCM fees			(20,142.99)
Foreign currency gain/(loss)			823.64
Interest income			13,124.57

Total Income			2,230,264.52

EXPENSES

Management fees			124,195.82
Incentive fees			203,946.77
Broker service fees			121,807.67

Total Expenses			449,950.26

Net Income (Loss)			$1,780,314.26

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	454,866.57141	$48,676,910.83	107.01
Current month additions	115.39353	12,677.23
Current month redemptions	(6,153.05161)	(675,065.28)
Net Income (loss) for current month		1,780,314.26

Net Asset Value, end of current month	448,828.91333	$49,794,837.04	110.94

	Monthly rate of return		3.67%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$525,183.41
Unrealized trading gain/(loss)			1,069,271.46
Less: commissions			(5,689.79)
Less: FCM fees			(20,803.66)
Foreign currency gain/(loss)			1,706.08
Interest income			13,522.51

Total Income			1,583,190.01

EXPENSES

Management fees			101,466.69
Incentive fees			—
Broker service fees			126,483.77

Total Expenses			227,950.46

Net Income (Loss)			$1,355,239.55

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	439,559.86774	$50,562,742.70	115.03
Current month additions	187.26632	22,000.75
Current month redemptions	(4,043.56316)	(474,808.05)
Net Income (loss) for current month		1,355,239.55

Net Asset Value, end of current month	435,703.57090	$51,465,174.95	118.12

	Monthly rate of return		2.69%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$151,771.74
Unrealized trading gain/(loss)			1,315.95
Less: commissions			—
Less: FCM fees			(1,416.07)
Foreign currency gain/(loss)			—
Interest income			4,766.73

Total Income			156,438.35

EXPENSES

Management fees			3,647.60
Incentive fees			—
Broker service fees			5,764.57

Total Expenses			9,412.17

Net Income (Loss)			$147,026.18

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	45,704.12669	$3,467,592.26	75.87
Current month additions	0.97764	76.52
Current month redemptions	(162.55629)	(12,510.43)
Net Income (loss) for current month		147,026.18

Net Asset Value, end of current month	45,542.54804	$3,602,184.53	79.09

	Monthly rate of return		4.25%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$27,083.47
Unrealized trading gain/(loss)			(41,972.95)
Less: commissions			(607.21)
Less: FCM fees			(851.13)
Foreign currency gain/(loss)			1,751.67
Interest income			2,870.92

Total Income			(11,725.23)

EXPENSES

Management fees			3,465.81
Incentive fees			—
Broker service fees			3,426.85

Total Expenses			6,892.66

Net Income (Loss)			$(18,617.89)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,785.55864	$2,113,458.93	118.83
Current month additions	—	—
Current month redemptions	(616.54155)	(73,527.62)
Net Income (loss) for current month		(18,617.89)

Net Asset Value, end of current month	17,169.01709	$2,021,313.42	117.73

	Monthly rate of return		-0.93%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 1